Exhibit 99.1

xG Technology, Inc. Announces Pricing of Offering

Sarasota, Florida—May 13, 2016—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a developer of patented wireless communications and spectrum sharing technologies, announced today the pricing of an offering of 14,000,000 Units, at a price of $0.07 per Unit, each of which consists of one share of its common stock and a Warrant to purchase one share of its common stock at an exercise price of $0.1149 per share. xG expects to receive approximately $980,000 in gross proceeds, before deducting placement agent fees and offering expenses payable by xG.

Roth Capital Partners is serving as the sole placement agent for the offering. The offering is expected to close on May 16, 2016, subject to customary closing conditions.

xG intends to use the net proceeds from this offering for general corporate purposes, including working capital, product development, marketing activities, expanding its internal sales organization and further developing sales channels and other capital expenditures.

The securities are being offered by xG pursuant to a prospectus supplement to xG’s effective shelf registration statement on Form S-3 (File No. 333-197820), which was initially filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2014, amended on August 19, 2014 and was declared effective by the SEC on August 21, 2014. The prospectus supplement will be available on the SEC’s website located at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained from Roth Capital Partners, LLC, Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, at (800) 678-9147.

About xG Technology, Inc.

Founded in 2002, xG has created a broad portfolio of intellectual property that enables always-available, always-connected and always-secure voice, broadband data and video communications. xG is the developer of xMax, a patented all-IP software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. xMax provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax can be deployed as fixed or mobile infrastructure to enhance and integrate seamlessly with legacy communications systems, both private and commercial. Access and priority can be controlled, and in the event of congestion, failure or denial of access to commercial networks, xMax provides a fully secure, scalable, private and highly resilient network for essential communications – all at zero bandwidth cost.

xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide areas, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xG offers solutions for numerous industries worldwide, including military, emergency response and public safety, telemedicine, urban and rural wireless broadband, utilities, and critical infrastructure.

xG's Integrated Microwave Technologies (“IMT”) business unit further supports xG's military and public safety customers with its mission-critical wireless video solutions. IMT is a leader in advanced digital microwave systems and a provider of engineering, integration, installation and commissioning services serving the MAG (Military, Aerospace & Government), broadcast, and sports and entertainment markets.  IMT’s product lines include digital broadcast microwave video systems and compact microwave video equipment for licensed and license-free applications. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI, XGTIW) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical facts are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect xG’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to xG and are subject to a number of risks, uncertainties, and other factors that could cause xG’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology, Inc.
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology, Inc.
james.woodyatt@xgtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio
LHA
ccapaccio@lhai.com
(212) 838-3777